                                   EXHIBIT 11

                            CENTURY BANCSHARES, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
               THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                    FAS 128


                                                              Three Months Ended June 30           Six Months Ended June 30
                                                           ---------------------------------  ---------------------------------

                                                                1998               1997            1998               1997
                                                           --------------     --------------  --------------     --------------
BASIC:

Weighted average common shares outstanding (actual)            2,356,151          1,214,821       2,340,524          1,212,288
Adjustment for 5% stock dividend in 1998                             100%               105%            100%               105%
                                                           --------------     --------------  --------------     --------------
Weighted average common shares outstanding (adjusted)          2,356,151          1,275,562       2,340,524          1,272,902
                                                           ==============     ==============  ==============     ==============


Net income                                                  $    169,537       $    118,216    $    301,427       $    288,120
Preferred dividends paid                                               -                  -               -                  -
                                                           --------------     --------------  --------------     --------------
Net income applicable to common stock                       $    169,537       $    118,216    $    301,427       $    288,120
                                                           ==============     ==============  ==============     ==============


Basic earnings per share                                    $       0.07       $       0.09    $       0.13       $       0.23
                                                           ==============     ==============  ==============     ==============

DILUTED:


Weighted average common shares outstanding (actual)            2,356,151          1,214,821       2,340,524          1,212,288
      Dilutive effect of stock options                            72,485             79,129          73,421             79,129
      Dilutive effect of stock warrants                           98,011             72,778          98,793             49,740
                                                           --------------     --------------  --------------     --------------
Diluted weighted average common shares and common
stock equivalents outstanding (as originally reported)         2,526,646          1,366,728       2,512,738          1,341,156
      Adjustment for 5% stock dividend in 1998                       100%               105%            100%               105%
                                                           --------------     --------------  --------------     --------------
Diluted weighted average common shares and common
stock equivalents outstanding (adjusted)                       2,526,646          1,435,064       2,512,738          1,408,213
                                                           ==============     ==============  ==============     ==============


Net income applicable to common stock                       $    169,537       $    118,216    $    301,427       $    288,120
                                                           ==============     ==============  ==============     ==============


Diluted earnings per share                                  $       0.07       $       0.08    $       0.12       $       0.20
                                                           ==============     ==============  ==============     ==============